UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 26, 2010

CULLEN AGRICULTURAL HOLDING CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-53806	27-0863248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1431 N Jones Plantation Road, Millen, Georgia	30442
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (706) 621-6737

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.    Completion of Acquisition or Disposition of Assets.

On October 26, 2010, Cullen Agricultural Holding Corp. (the “Company”) consummated the previously announced sale of approximately 700 acres of land to Landee Acres, LLC for an aggregate of $1.45 million. On October 27, 2010, the Company consummated the previously announced sale of approximately 155 acres to Don and Alisa Burke (“Buyer”) raising gross proceeds of approximately $285,000.  On October 28, 2010, the Company consummated the previously announced sale of approximately 500 acres of land to Benny Mims for approximately $1.6 million.  The number of acres sold represents approximately 45% of the acres of land previously owned by the Company.

Cullen Inc. Holdings Ltd. (“Cullen Holdings”), an entity affiliated with Eric J. Watson, the Company’s Chief Executive Officer, held a mortgage on the land sold and released the Company from such mortgage in order for the Company to consummate the sales.  The Company used approximately $3.1 million of the proceeds from the sales of the land to repay remaining amounts outstanding under the existing promissory note held by Cullen Holdings.  The outstanding amount under the note is currently approximately $600,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2010

CULLEN AGRICULTURAL HOLDING CORP.

By:	/s/ Eric J. Watson
Name: Eric J. Watson
Title: Chief Executive Officer